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                         CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectuses and Statements of Additional Information constituting parts of this Post-Effective Amendment No. 12 to the registration statement on Form N-1A (the "Registration Statement") of our report dated May 8, 1998, relating to the financial statements and financial highlights appearing in the March 31, 1998 Annual Report to Shareholders of The OFFITBANK Variable Insurance Fund, Inc., and our report dated February 16, 1998, relating to the financial statements and financial highlights appearing in the December 31, 1997 Annual Report to Shareholders of The OFFITBANK Investment Fund, Inc., which are incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Financial Statements" in such Statements of Additional Information and to the references to us under the headings "Counsel And Independent Accountants" in the Prospectuses for OFFITBANK VIF-High Yield Fund, OFFITBANK VIF-Emerging Markets Fund, DJG Value Equity Fund, OFFITBANK VIF-U.S. Small Cap Fund, OFFITBANK VIF-Global Convertible Fund, OFFITBANK VIF-U.S. Government Securities Fund, OFFITBANK VIF-Mortgage Securities Fund, OFFITBANK VIF-Total Return Fund, OFFITBANK VIF-Latin America Equity Fund, and OFFITBANK VIF-CVO Greater China Fund and the headings "Financial Highlights" and "Counsel And Independent Accountants" in the Prospectuses for OFFITBANK VIF-High Yield Fund, OFFITBANK VIF-Emerging Markets Fund, DJG Value Equity Fund, OFFITBANK VIF-U.S. Small Cap Fund, and OFFITBANK VIF-Total Return Fund, each of which also constitutes part of this Registration Statement.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York  10036
July 29, 1998